UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. 2)

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☐	Preliminary Information Statement
☑	Definitive Information Statement only
☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2)))

ERIE INDEMNITY COMPANY
(Name of Registrant as Specified In Its Charter)

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Second Updated Notice
of Annual Meeting of Shareholders

To the Holders of Class A Common Stock and
Class B Common Stock of ERIE INDEMNITY COMPANY:

Due to the rapidly evolving public health impact of the coronavirus (COVID-19) and the concern for the safety and wellbeing of its employees and shareholders, Erie Indemnity Company has changed the format of its 95th Annual Meeting of Shareholders (“Annual Meeting”) from an in-person meeting to a live webcast. The virtual meeting will be held at 9:30 a.m. EDT, on Monday, April 20, 2020. Shareholders will not be able to attend the meeting in person.

This Second Updated Notice is being filed with the SEC as a follow-up to an April 6, 2020 communication that was sent to all holders of Class A common stock and Class B common stock as of the close of business on Friday, February 21, 2020, the record date established by the Company’s board of directors (“Record Date”). The April 6th communication invited all holders of Class A common stock and Class B common stock as of the Record Date to join Erie Indemnity Company’s virtual meeting at www.virtualshareholdermeeting.com/ERIE2020 using an enclosed 16-digit access code to log in. Due to delays in the mailing process caused by the coronavirus pandemic, any holders of Class A common stock or Class B common stock who do not receive their access code prior to the meeting can still join the virtual meeting at www.virtualshareholdermeeting.com/ERIE2020 by logging in as a guest.

On or about March 20, 2020, all holders of Class A common stock and Class B common stock as of the Record Date were mailed an information statement relating to the Company’s Annual Meeting, together with a copy of the annual report to shareholders for the year ended December 31, 2019. In addition to the information statement and annual report, holders of Class B common stock were mailed a form of proxy. As described in the information statement, only holders of Class B common stock are entitled to vote on the proposals presented at the Annual Meeting. Holders of Class B common stock are requested to complete, sign and return the form of proxy, whether or not they expect to attend the virtual Annual Meeting. Holders of Class A common stock did not receive proxies because they do not have the right to vote on any of the matters to be acted upon at the Annual Meeting.

Please visit www.erieinsurance.com for additional information.

By order of our board of directors,

Brian W. Bolash
Senior Vice President, Secretary and General Counsel

April 14, 2020
Erie, Pennsylvania

NOTICE OF INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Important Notice Regarding the Availability of our Information Statement for the
Annual Meeting of Shareholders to be held on April 20, 2020.

Our information statement and annual report are available at:
http://www.erieproxy.com.